UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

PAID, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28720	73-1479833
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

40 Washington Street Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 861-6050

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 22, 2013, PAID, Inc. (the "Company") will deliver a corporate presentation (the "Presentation") at the 14th Annual B. Riley & Co. Investor Conference in Santa Monica, California. A copy of the Presentation is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the information set forth in the Presentation, is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Exchange Act, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On May 22, 2013, PAID, Inc. (the "Company") will deliver a corporate presentation (the "Presentation") at the 14th Annual B. Riley & Co. Investor Conference in Santa Monica, California. A copy of the Presentation is attached hereto as Exhibit 99.1. The Presentation is also available on the Company's website at http://www.PAID.com. None of the information contained on the Company's website is intended to be, and shall not be deemed to be, incorporated into this filing on Form 8-K or any of the Company’s other securities filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Presentation of PAID, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.

Date: May 22, 2013	By:	/s/ W. Austin Lewis, IV
W. Austin Lewis, IV, President

EXHIBIT INDEX

Exhibit	Description

99.1	Presentation of PAID, Inc.